UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2006

COMPUPRINT, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	333-90272	56-1940918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Park Avenue, 16th Floor, New York, New York   10016
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (212) 286-9197

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 20, 2006, we entered into an agreement with Enficon Establishment that modified the terms of the Securities Purchase Agreement with Enficon, dated as of June 30, 2005, and modified the conversion price of the outstanding 6% convertible debentures, in the aggregate principal amount of $4 million, issued pursuant to the Securities Purchase Agreement. On September 20, 2006, we also entered an agreement with Enficon that modified the terms of the outstanding 7% convertible debenture, in the principal amount of $1 million, issued on June 16, 2007 to Kiev Investment Group, an affiliate of Enficon that had assigned its rights to Enficon to the 7% debentures.

The modifications adjusted the conversion price of the 6% debentures from $1.00 per share to $0.50 per share and the conversion price of the 7% debentures from $1.00 to $2.00 per share, depending on the exercise period, to $0.50 per share. In connection with the adjustment in the conversion price, on September 20, 2006, Enficon also delivered notices of conversion to convert the entire $5 million in outstanding debentures into an aggregate of 10 million shares of our common stock. No interest is payable on the converted debentures. As of September 20, 2006, we do not have any convertibles debentures outstanding.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Each of the issuance and sale of securities described below was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. No advertising or general solicitation was employed in offering the securities. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

Reference is made to Item 1.01 of this Report regarding the modification of the terms of the debentures held by Enficon, and the subsequent conversion of the debentures.

On September 22, 2006, we issued to Global Scan Technologies, LLC, in consideration for at-cost pricing for satellite data acquisition, processing and geophysical interpretation services, 250,000 shares of common stock and warrants exercisable into 250,000 shares of common stock for a period of one year at $0.50 per share.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1*	Modification to Securities Purchase Agreement dated June 30, 2005
10.2*	Modification to 7% Convertible Debenture

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUPRINT, INC.

Date: September 22, 2006	By: /s/ Roman Rozenberg Roman Rozenberg, Chief Executive Officer

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